Exhibit 99.1

Post Holdings Affirms Fiscal Year 2024 Adjusted EBITDA Outlook

St. Louis – September 25, 2024 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today affirmed its non-GAAP Adjusted EBITDA guidance for fiscal year 2024.
Fiscal Year 2024 Outlook
Post management affirmed its outlook for fiscal year 2024 Adjusted EBITDA of $1,370-$1,390 million.
Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for income/expense on swaps, net, gain/loss of extinguishment of debt, net, integration and transaction costs, mark-to-market adjustments on commodity and foreign exchange hedges and equity securities, equity method investment adjustment and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant. For additional information regarding Post’s non-GAAP measure, see the related explanation presented under “Post’s Use of Non-GAAP Measure.”
Post’s Use of Non-GAAP Measure
Post uses Adjusted EBITDA, a non-GAAP measure, to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Adjusted EBITDA is not prepared in accordance with U.S. GAAP, as it excludes certain items, and may not be comparable to similarly-titled measures of other companies. Management uses Adjusted EBITDA as a key metric in the evaluation of underlying company and segment performance, in making financial, operating and planning decisions and, in part, in the determination of bonuses for its executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management believes the use of this non-GAAP measure provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the prospective financial information provided above, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post’s management believes is realizable as of the date of this press release. It also should be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include Post’s Adjusted EBITDA outlook for fiscal year 2024. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties are described in Post’s filings with the Securities and Exchange Commission. These forward-looking statements represent Post’s judgment as of the date of this press release. Post disclaims, however, any intent or obligation to update these forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American ready-to-eat cereal and pet food categories and also markets Peter Pan® peanut butter. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. Post participates in the private brand food category through its ownership interest in 8th Avenue Food & Provisions, Inc. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959